UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 30, 2019
CONSTRUCTION PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38479	26-0758017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Healthwest Drive, Suite 2 Dothan, Alabama 36303 (Address of principal executive offices, including zip code)

(334) 673-9763 (Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).        Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                  ☒

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K under the heading "Indemnification Agreement" is incorporated in this Item 1.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Noreen E. Skelly to the Board of Directors

Effective April 30, 2019, the Board of Directors (the "Board") of Construction Partners, Inc. (the "Company"), in accordance with the Company’s Amended and Restated Bylaws and upon the recommendation of the Board’s Nominating and Corporate Governance Committee, unanimously voted to increase the size of the Board from six (6) directors to seven (7) directors and to elect Noreen E. Skelly to fill the vacancy created by the increase in the size of the Board.  Ms. Skelly will serve as a Class III director, with a term expiring at the 2021 annual meeting of the Company's stockholders. The Board also appointed Ms. Skelly to serve as chairperson of the Audit Committee of the Board. The Board has determined that Ms. Skelly is independent under Nasdaq listing standards and is otherwise qualified to serve on the Board and the Audit Committee.

There are no arrangements or understandings between Ms. Skelly and any other person pursuant to which she was elected as a director.  Additionally, there are no related person transactions involving Ms. Skelly and the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the "SEC"). As a member of the Board, Ms. Skelly will be entitled to receive the same compensation that is paid to the Company's other non-employee directors other than the Executive Chairman, as the same may be adjusted by the Board from time to time.

A copy of the press release issued by the Company on April 30, 2019 is attached hereto as Exhibit 99.1, and the information set forth therein is incorporated herein by reference.

Indemnification Agreement

In connection with her election as a director of the Company, Ms. Skelly entered into an indemnification agreement with the Company, effective as of April 30, 2019, the form of which previously has been approved by the Board and entered into by each of the Company's current directors and executive officers (the "Indemnification Agreement"). The Indemnification Agreement requires the Company to indemnify Ms. Skelly to the fullest extent permitted by Delaware law and is in addition to protections provided in the Company’s governing documents. Under the Indemnification Agreement, Ms. Skelly will be indemnified for certain liabilities and will be advanced certain expenses that have been incurred as a result of actions brought, or threatened to be brought, against her in connection with her duties. The Indemnification Agreement also contains various covenants by the Company as to the maintenance of directors' and officers' liability insurance.  This description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, which is incorporated herein by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Form of Indemnification Agreement, by and between Construction Partners, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 333-224174), filed on April 23, 2018)

99.1	Press release dated April 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTRUCTION PARTNERS, INC.

Date: April 30, 2019	By:	/s/ Charles E. Owens
Charles E. Owens
President and Chief Executive Officer